         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16,
                                     1996.

                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                          DOCUMENT SCIENCES CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                              33-0485994
           ------------------                     ------------------
        (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              6333 GREENWICH DRIVE
                                    SUITE 100
                               SAN DIEGO, CA 92122
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             1993 STOCK OPTION PLAN
                           1995 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                                  TONY N. DOMIT

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          DOCUMENT SCIENCES CORPORATION

                              6333 GREENWICH DRIVE
                                    SUITE 100
                               SAN DIEGO, CA 92122
                                 (619) 625-2000

     (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                    SERVICE)

                                   Copies to:

                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
                                                        AMOUNT TO BE        OFFERING PRICE             AGGREGATE        REGISTRATION
        TITLE OF SECURITIES TO BE REGISTERED             REGISTERED           PER SHARE*            OFFERING PRICE*         FEE*
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value

- Options issued under the 1993 Stock Option Plan.....      189,630                    $0.14         $   26,548.20(1)  $    8.05
- Options issued under the 1995 Stock Incentive Plan..      277,616                     5.40          1,499,126.40(2)     454.28
- Reserved under 1995 Stock Incentive Plan............      497,086                    10.063         5,002,176.42(3)   1,515.81
     TOTAL............................................      964,332                                  $6,527,851        $1,978
                                                            =======                                  =============     =========
====================================================================================================================================

   * Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

 (1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.14 per share.

 (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $5.40 per share.

 (3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $10.063 per share, which represents the average of the high and the low prices reported on the Nasdaq National Market on December 12, 1996.

                          DOCUMENT SCIENCES CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

                  (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed on November 14, 1996.

                  (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended, filed on July 5, 1996.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duties as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain under Delaware law. Further, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. In addition, the Registrant has entered into contractual agreements with each of its directors and certain officers of the Registrant designated by the Board to indemnify such individuals to the fullest extent permitted by law.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM  8. EXHIBITS.

         EXHIBIT
         NUMBER              DESCRIPTION
         ------   -----------------------------------------------------------
           4.1*   1993 Stock Option Plan.
           4.2*   1995 Stock Incentive Plan.
           5.1    Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with
                  respect to the securities being registered.
          23.1    Consent of Ernst & Young LLP, Independent Auditors.
          23.2    Consent of Counsel (contained in Exhibit 5.1).
          24.1    Power of Attorney (see page II-4).

---------------------------
         (*) Incorporated by reference to the Registrant's Registration
             Statement on Form S-1(File No. 333-06349), which was declared effective by the Commission on September 19, 1996.

ITEM 9. UNDERTAKINGS.

          A.      The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of December, 1996.

                                            DOCUMENT SCIENCES CORPORATION

                                            By:  /s/ TONY N. DOMIT
                                                 ------------------------------
                                                 Tony N. Domit, President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony N. Domit and Barbara E. Amantea, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                         Title                                    Date

/s/ TONY N. DOMIT                    President, Chief Executive Officer and Director               December 16, 1996
------------------------------       (Principal Executive Officer)
    (Tony N. Domit)

/s/ BARBARA E. AMANTEA               Vice President, Chief Financial Officer, Treasurer            December 16, 1996
------------------------------       and Secretary (Principal Financial Officer)
    (Barbara E. Amantea)

/s/ ROBERT D. GERHART                Controller (Principal Accounting Officer)                     December 16, 1996
------------------------------
    (Robert D. Gerhart)

/s/ ROBERT V. ADAMS                  Chairman of the Board of Directors                            December 16, 1996
------------------------------
    (Robert V. Adams)

                                     Director                                                      December   , 1996
------------------------------
    (Colin J. O'Brien)

/s/ JAMES J. COSTELLO                Director                                                      December 16, 1996
------------------------------
    (James J. Costello)

/s/ THOMAS L. RINGER                 Director                                                      December 16, 1996
------------------------------
    (Thomas L. Ringer)

/s/ BARTON L. FABER                  Director                                                      December 16, 1996
------------------------------
    (Barton L. Faber)

                                INDEX TO EXHIBITS



 EXHIBIT
  NUMBER               DESCRIPTION
 4.1*   1993 Stock Option Plan.
 4.2*   1995 Stock Incentive Plan.
 5.1    Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with
        respect to the securities being registered.
23.1    Consent of Ernst & Young LLP, Independent Auditors.
23.2    Consent of Counsel (contained in Exhibit 5.1).
24.1    Power of Attorney (see page II-4).

---------------------------

 (8) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-06349), which was declared effective by the Commission on September 19, 1996.